Exhibit k.7

SOLAR CAPITAL LTD.

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the “Agreement”) is made as of February     , 2010 by and between SOLAR CAPITAL LTD., a Maryland corporation (the “Company”), on the one hand, and SOLAR CAPITAL INVESTORS II, LLC, a Delaware limited liability company (the “Purchaser”) on the other hand. Except as otherwise indicated herein, capitalized terms used herein are defined in Section 6 hereof.

WHEREAS, Solar Investors is wholly owned collectively by Michael S. Gross, the Chairman of the Board of Directors and Chief Executive Officer of the Company, and Bruce Spohler, Chief Operating Officer of the Company (collectively, the “Senior Officers”); and

WHEREAS, the Company is proposing to conduct an initial public offering (the “Offering”) of shares of its common stock, par value $0.01 per share (the “Common Stock”), on the terms and conditions set forth in the Company’s registration statement on Form N-2 filed under the Securities Act (the “Registration Statement”); and

WHEREAS, in furtherance of the Company’s plan to obtain funding through the Offering, and to demonstrate the commitment of the Senior Officers to this plan, the Senior Officers desire to make an investment in the Company by acquiring through the Purchaser an aggregate of 600,000 shares of the Company’s Common Stock (the “Shares”), on the terms and conditions described herein; and

WHEREAS, the Company desires to provide certain registration rights with respect to the Shares consistent with that certain registration rights agreement, dated as of March 2007, to which Solar Capital, LLC, a Maryland limited liability company, and certain investors therein are a party, a copy of which is filed as an exhibit to the Registration Statement (as it may be amended from time to time, the “Registration Rights Agreement”);

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

Section 1. Authorization, Purchase and Sale.

A. Authorization of the Shares. The Company has authorized, and hereby ratifies such authorization by execution hereof, the issuance and sale to the Purchaser, of an aggregate of 600,000 Shares.

B. Purchase and Sale of the Shares. The Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, on the date the Offering is consummated (the “Purchase Date”), an aggregate of 600,000 Shares. The purchase price of each Share shall be equal to the public offering price per share of Common Stock (without giving effect to any underwriting discounts or commissions thereon) issued and sold pursuant to the Offering (the “Purchase Price”), which shall be paid in immediately available funds through wire transfer to the Company. The aggregate Purchase Price for the Shares to be acquired by the Purchaser shall be wired to the Company by the Purchaser 24 hours prior to the Purchase Date. Amounts so received by the Company from the Purchaser shall be credited against the purchase obligation of the Purchaser established hereby.

Section 2. The Closing. The closing of the purchase and sale of the Shares to the Purchaser (the “Closing”) shall take place at the offices of the Company at 10:00 a.m., New York Time, on the Purchase Date, or such other time and place as may be agreed upon by the parties hereto. At the Closing, the Company shall deliver certificates evidencing the Shares to be purchased by the Purchaser, registered in each the Purchaser’s name, upon the payment of the aggregate Purchase Price therefor, by wire transfer of immediately available funds to the Company.

Section 3. Representations, Warranties and Covenants of the Purchaser. As a material inducement to the Company to enter into this Agreement and issue and sell the Shares to the Purchaser, the Purchaser hereby represents, warrants and covenants to the Company (which representations, warranties and covenants shall survive the Closing) that:

A. Capacity and State Law Compliance. The Purchaser has the legal capacity to execute and perform the obligations imposed on the Purchaser hereunder. The Purchaser understands and acknowledges that the transfer of the Shares may require the registration of such securities under Federal and/or state securities laws or the availability of an exemption from such registration requirements. The Purchaser understands that the Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) sold in reliance on an exemption therefrom. The Purchaser is able to bear the economic risk of an investment in the Shares for an indefinite period of time.

B. Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms.

(ii) The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the respective terms hereof by the Purchaser do not and shall not as of the Closing conflict with or result in a breach of the terms, conditions or provisions of any other agreement, instrument, order, judgment or decree to which the Purchaser is subject.

C. Investment Representations.

(i) The Purchaser is acquiring the Shares for the Purchaser’s own account, for investment only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) The Purchaser is an “accredited investor” as defined in Rule 501(a)(3) of Regulation D.

(iii) The Purchaser understands that the Shares are being offered and sold to the Purchaser in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties and agreements of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Shares.

(iv) The Purchaser initiated discussions with the Company relating to the purchase and sale of the Shares contemplated by this Agreement on an unsolicited basis prior to the date of this Agreement. The Purchaser did not initiate such discussions, nor did the Purchaser decide to enter into this Agreement, as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act of 1933, as amended (the “Securities Act”), including the filing of the Registration Statement.

(v) The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the other executive officers and directors of the Company. The Purchaser understands that an investment in the Shares involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as the Purchaser has considered necessary to make an informed investment decision with respect to an acquisition of the Shares.

(vi) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(vii) The Purchaser acknowledges that the Purchaser is able to fend for itself, has knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments generally and particularly investments in the securities of companies such as the Company, is capable of evaluating the merits and risks of an investment in the Shares and is able to bear the economic risk of an investment in the Shares in the amount contemplated hereunder. The Purchaser has adequate means of providing for the Purchaser’s current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Shares. The Purchaser can afford a complete loss of an investment in the Shares.

(viii) Without in any way limiting the representations set forth above, the Purchaser agrees not to make any disposition of all or any portion of the Shares unless and until:

(1) There is then in effect a registration statement under the Securities Act and applicable state securities laws covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(2)(i) The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Shares under the Securities Act or applicable state securities laws. Notwithstanding the foregoing, the Purchaser also understands and acknowledges that the transfer or exercise, as the case may be, of the Shares is subject to the specific conditions to such transfer or exercise, as the case may be, as outlined herein, as to which the Purchaser specifically assents by the Purchaser’s execution hereof.

Section 4. Registration Rights. The Company hereby agrees to grant registration rights to the Purchaser with respect to the Shares on the terms and subject to the conditions set forth in the Registration Rights Agreement as if the Purchaser was a “Holder” within the meaning thereof set forth in the Registration Rights Agreement and the Shares were “Securities” within the meaning thereof set forth in the Registration Rights Agreement.

Section 5. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing, except as otherwise specifically provided herein.

Section 6. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth:

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or any department, agency or political subdivision thereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities and Exchange Commission” or “Commission” means the United States Securities and Exchange Commission.

Section 7. Miscellaneous.

A. Legends.

(i) The certificates evidencing the Shares will include the legend set forth in Exhibit A hereto.

(ii) By accepting the certificates bearing the aforesaid legend, the Purchaser agrees, prior to any permitted transfer of the Shares represented by the certificates and subject to the restrictions contained herein, to give written notice to the Company expressing the Purchaser’s desire to effect such transfer and describing briefly the proposed transfer.

(iii) The Company may, from time to time, make stop transfer notations in its records and deliver stop transfer instructions to its transfer agent to the extent its counsel considers it necessary to ensure compliance with the Securities Act and the applicable state securities acts.

B. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement.

C. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

D. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

E. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

F. Governing Law. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The Company and the Purchaser irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York or, if such court does not have jurisdiction, the New York State Supreme Court in the Borough of Manhattan, in any action arising out of or relating to this Agreement, agree that all claims in respect of the action may be heard and determined in any such court and agree not to bring any action arising out of or relating to this Agreement in any other court. In any action, the Company and the Purchaser irrevocably and unconditionally waive and agree not to assert by way of motion, as a defense or otherwise any claims that either is not subject to the jurisdiction of the above court, that such action is brought in an inconvenient forum or that the venue of such action is improper. Without limiting the foregoing, the Company and the Purchaser agree that service of process at each parties respective addresses as provided for in Paragraph H of Section 7 hereof shall be deemed effective service of process on such party.

G. Waiver of Jury Trial. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Purchaser in the negotiation, administration, performance or enforcement hereof.

H. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent:

If to the Company:

Solar Capital Ltd.

500 Park Avenue, 5th Floor

New York, NY 10022

Attention: Chief Executive Officer

with a copy to:

Sutherland Asbill & Brennan LLP

1275 Pennsylvania Avenue

Washington, DC 20004

Attention: Steven B. Boehm

If to Solar Investors:

Solar Capital Investors II, LLC

500 Park Avenue, 5th Floor

New York, NY 10022

Attention: Managing Member

with a copy to:

Sutherland Asbill & Brennan LLP

1275 Pennsylvania Avenue

Washington, DC 20004

Attention: Steven B. Boehm

I. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Share Purchase Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

SOLAR CAPITAL LTD.

By:
Name:	Michael S. Gross
Title:	Chief Executive Officer

SOLAR CAPITAL INVESTORS II, LLC

By:
Name:	Michael S. Gross
Title:	Managing Member